EXHIBIT 23.2



                      Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-27325, 33-43808 and 33-84106)
pertaining to the stock option plans of Signal Apparel Company, Inc. and in the related prospectuses of our report dated
March 29, 1993, except for Note 3, as to which the date is March 29, 1995, with respect to the consolidated financial statements and schedule of Signal Apparel Company, Inc. for the year ended December 31, 1992, included in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                   /s/ Ernst & Young LLP
                                   --------------------------
                                   Ernst & Young LLP

Chattanooga, Tennessee
March 31, 1995